Exhibit 99.4

PACIFIC CONTINENTAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

[*], 2017

[*] [a.m or p.m.] Pacific Standard Time

[*]

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Pacific Continental Corporation 111 W 7th Ave Eugene, OR 97401	proxy

Proxy for Special Meeting of Shareholders of Pacific Continental Corporation – [*], 2017

This Proxy is Solicited on Behalf of the Board of Directors of Pacific Continental Corporation

The undersigned shareholder of Pacific Continental Corporation, revoking any proxy previously given, hereby constitutes and appoints ROGER S. BUSSE and ROBERT A. BALLIN, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of common stock of Pacific Continental Corporation, an Oregon corporation, held of record by the undersigned at the close of business on [*], 2017 at the special meeting of shareholders of Pacific Continental Corporation to be held at [*] on [*], 2017, at [*] [a.m. or p.m.] Pacific Standard Time, and at any adjournment(s) or postponement(s) thereof.

Unless a contrary direction is indicated, this proxy will be voted FOR the proposal to approve the Agreement and Plan of Merger, dated as of January 9, 2017 (as it may be amended from time to time, the “merger agreement”), by and between Columbia Banking System, Inc. and Pacific Continental Corporation, FOR a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Pacific Continental Corporation’s named executive officers in connection with the mergers, and FOR a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the merger agreement and in accordance with the judgment of the proxyholder as to the best interests of Pacific Continental Corporation upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

IF YOU ELECT TO VOTE BY MAIL, PLEASE FILL IN, DATE, SIGN AND MAIL

THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

See reverse side for voting instructions.

[Computershare]

[ADDRESS]

[ADDRESS]

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet – Go to www.investorvote.com/pcbk

to transmit your voting instructions up until 11:59 p.m. (PST) on [*], 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Phone – Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone to transmit your voting instructions up until 11:59 p.m. (PST) on [*], 2017. Have your proxy card in hand when you call and then follow the instructions.

MAIL – Mark, sign and date your proxy card and return it in the postage-page envelope provided.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

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The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	To approve the Agreement and Plan of Merger, dated as of January 9, 2017, by and between Columbia Banking System, Inc. and Pacific Continental Corporation.	☐	For	☐	Against	☐	Abstain

2.	To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Pacific Continental Corporation’s named executive officers in connection with the mergers.	☐	For	☐	Against	☐	Abstain

3.	To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to solicit additional proxies in event there are insufficient votes at the time of the special meeting to approve the merger agreement.	☐	For	☐	Against	☐	Abstain

Note: In accordance with their discretion, to vote upon all other matters that may properly come before the special meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Address Change? Mark Box ☐ Indicate changes below:	Date	Date

	Signature in Box	Signature in Box (Joint Owners)

Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator or other fiduciary, please include full title and authority. If a corporation or partnership, please provide the full name of corporation or partnership and title of authorized officer signing the Proxy.

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